UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information disclosed under Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This item describes several changes that have occurred with respect to the directors of Banc of California, Inc. (the “Company”).

Appointment of Richard J. Lashley

On February 7, 2017, the Boards of Directors (collectively, the “Boards”) of the Company and Banc of California, N.A. (the “Bank”), a wholly owned subsidiary of the Company, upon the recommendation of the Joint Nominating and Corporate Governance Committee of the Boards, appointed Richard J. Lashley as a director of the Company and the Bank, expected to be effective February 16, 2017. Mr. Lashley also was appointed as a member of the Boards’ Joint Audit Committee and the Enterprise Risk Committee of each Board, expected to be effective upon his appointment to the Boards. Mr. Lashley was appointed as a Class I director of the Company, whose term will expire at the Company’s 2019 Annual Meeting of Stockholders, in order to eliminate the vacancy in that class created by the recent resignation of Steven Sugarman as a director of the Company and the Bank, as reported by the Company in its Current Report on Form 8-K filed on January 25, 2017.

Mr. Lashley is a co-founder of PL Capital Advisors, which beneficially owns approximately 6.9% of the Company’s voting common shares. Mr. Lashley previously served as Director of KPMG Financial Services - Capital Strategies Group, a national corporate finance practice providing merger and acquisition advisory services to thrifts, banks, mortgage companies and other financial services companies.

Mr. Lashley will generally be entitled to the same compensation arrangement as is provided to the other non-employee directors of the Company and the Bank.

Effective as of February 7, 2017, non-employee directors of the Company and the Bank are compensated as follows:

•	annual cash retainer for serving on the Boards of Directors of both the Company and the Bank of $87,500;

•	annual equity award for serving on the Boards of Directors of both the Company and the Bank with a value of $87,500;

•	an additional $87,500, payable 50% in cash and 50% in an equity award, for the Chairman of the Boards of Directors of the Company and the Bank;

•	annual retainers of $30,000, $20,000, $15,000 and $15,000, payable 50% in cash and 50% in an equity award, to the chairpersons of the Joint Audit Committee of the Boards of Directors of the Company and the Bank (the “Audit Committee”), the Enterprise Risk Committee of the Company’s Board of Directors (the “Company Enterprise Risk Committee”), the Joint Compensation Committee of the Boards of Directors of the Company and the Bank (the “Compensation Committee”) and the Joint Nominating and Corporate Governance Committee of the Boards of Directors of the Company and the Bank (the “Nominating and Corporate Governance Committee”), respectively;

•	annual retainer of $10,000, payable 50% in cash and 50% in an equity award, to the non-chairperson members of the Audit Committee and the Company Enterprise Risk Committee;

•	annual retainer of $7,500, payable 50% in cash and 50% in an equity award, to the non-chairperson members of the Compensation Committee and the Nominating and Corporate Governance Committee; and

•	additional compensation, not yet determined, payable to members of the Special Committee of the Company’s Board of Directors overseeing the previously disclosed independent investigation.

In addition, the Board of the Company revised the stock ownership guidelines to increase the amount of stock or stock equivalents that each non-employee director must hold from three times the then-current annual cash base retainer to five times the then-current annual cash base retainer, by the end of the fifth fiscal year following their appointment to the Board, with incumbent directors required to meet the increased stock ownership requirements within three years of the adoption of the new guidelines.

Mr. Lashley is expected to enter into the same form of indemnification agreement with the Company as the Company’s other directors and certain of the Company’s officers, which agreement supplements the indemnification provisions of the Company’s charter by contractually obligating the Company to indemnify, and to advance expenses to, such persons to the fullest extent permitted by applicable law.

In connection with Mr. Lashley’s appointment as a director of the Company and the Bank, on February 8, 2017, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with PL Capital Advisors, LLC (“PL Capital Advisors”), certain affiliates of PL Capital Advisors (collectively, the “PL Capital Group”), and Richard J. Lashley (the “Designee”). The PL Capital Group beneficially owns 3,427,219 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which represents approximately 6.9% of the issued and outstanding shares of Common Stock as reported by the Company on its Current Report on Form 8-K, dated January 30, 2017.

Pursuant to the Cooperation Agreement, among other things:

•	Effective February 16, 2017 (or later upon the Designee’s satisfactory resolution of his management interlock with MutualFirst Financial, Inc. such that it would be permissible for him to serve on the Board of the Company under applicable law and regulations), the Designee will be appointed to (1) the Company’s Board as a Class I director, (2) the Board of the Bank, (3) the Joint Audit Committee of the Company and the Bank, and (4) the Enterprise Risk Committees of the Company and the Bank.

•	From February 8, 2017 until the day after the Company’s 2017 annual meeting of stockholders (the “Restricted Period”), the PL Capital Group agreed to vote all the shares of Common Stock that it beneficially owns (i) in favor of the Company’s slate of directors, (ii) against any stockholder’s nominations for directors not approved and recommended by the Company’s Board and against any proposals or resolutions to remove any director and (iii) in accordance with the recommendations by the Company’s Board on all other proposals of the Company’s Board set forth in the Company’s proxy statement.

•	The PL Capital Group agreed to certain standstill provisions that restrict the PL Capital Group and its affiliates, associates and representatives, during the Restricted Period, from, among other things, acquiring additional voting securities of the Company that would result in the PL Capital Group having ownership or voting interest in 10% or more of the outstanding shares of Common Stock, engaging in proxy solicitations in an election contest, subjecting any shares to any voting arrangements except as expressly provided in the Cooperation Agreement, making or being a proponent of a stockholder proposal, seeking to call a meeting of stockholders or solicit consents from stockholders, seeking to obtain representation on the Company’s Board except as otherwise expressly provided in the Cooperation Agreement, seeking to remove any director from the Company’s Board, seeking to amend any provision of the governing documents of the Company, or proposing or participating in certain extraordinary corporate transactions involving the Company.

•	The Company agreed to reimburse the PL Capital Group $150,000 for its legal fees and expenses incurred in connection with its investment in the Company.

A copy of the Cooperation Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Cooperation Agreement.

A copy of the press release issued by the Company announcing the appointment of Mr. Lashley as a director is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Retirement of Chad T. Brownstein

On February 7, 2017, Chad T. Brownstein retired as a director of the Company and the Bank. In connection with his retirement, Mr. Brownstein entered into an Agreement and Release (“Retirement Agreement”) with the Company and the Bank. Under the Retirement Agreement, Mr. Brownstein retired as director of the Company and the Bank and from any and all other titles, positions and appointments held with the Company and the Bank, except that Mr. Brownstein may continue to serve as the Bank’s designated choice on the Board of LA 2024, the Olympic bid committee for Los Angeles. Mr. Brownstein has agreed to be available, solely in an advisory capacity and for no further compensation, to the Boards of Directors of the Company and the Bank to consult with respect to such matters as may be reasonably requested by the Boards of Directors. In addition, pursuant to the Retirement Agreement, the outstanding unvested equity awards held by Mr. Brownstein have vested in full, and in accordance with the equity award agreements, Mr. Brownstein has provided a general release of claims.

A copy of the press release issued by the Company announcing the retirement of Mr. Brownstein is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2017, the Board of Directors of the Company approved Amendment No. 4 (the “Bylaw Amendment”) to the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”), effective immediately. The Bylaw Amendment amends Section 2.04 of the Bylaws in order to facilitate the calling of special Board meetings by lowering the number of directors, other than the Chair of the Board, who can call a special meeting from one-third of the directors to two or more directors with the Chair retaining the power to call a special meeting, and by providing that in the case of a special meeting called by the Chair where exigent circumstances are deemed by the Chair to exist, notice of such meeting may be given to directors less than 24 hours before such meeting.

A copy of the Bylaw Amendment is attached to this report as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment.

Item 8.01 Other Events.

As announced on January 23, 2017, the Board is committed to continuing its efforts to enhance its overall corporate governance. On February 8, 2017, the Board approved a new policy on Outside Business Activities which tightens the controls on outside business activities of officers and employees of the Company and requires non-employee directors to refrain from engaging in outside business activities that create an actual or apparent conflict of interest. On January 23, 2017, the Company announced that it was in the process of preparing a more rigorous policy to govern the review and approval of related party transactions and the Boards of the Company and the Bank have adopted a Related Party Transaction Policy restricting transactions with related parties in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment No. 4 to the Fourth Amended and Restated Bylaws of Banc of California, Inc.

10.1	Cooperation Agreement dated February 8, 2017, by and among Banc of California, Inc., PL Capital Advisors, LLC, and other designated persons, and Richard J. Lashley.

99.1	Banc of California, Inc. Press Release, dated February 8, 2017 announcing appointment of Richard J. Lashley.

99.2	Banc of California, Inc. Press Release, dated February 8, 2017 announcing retirement of Chad T. Brownstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

February 8, 2017	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

3.1	Amendment No. 4 to the Fourth Amended and Restated Bylaws of Banc of California, Inc.

10.1	Cooperation Agreement dated February 8, 2017, by and among Banc of California, Inc., PL Capital Advisors, LLC, and other designated persons, and Richard J. Lashley.

99.1	Banc of California, Inc. Press Release, dated February 8, 2017 announcing appointment of Richard J. Lashley.

99.2	Banc of California, Inc. Press Release, dated February 8, 2017 announcing retirement of Chad T. Brownstein.